Exhibit 5.1

September 18, 2012

Sarepta Therapeutics, Inc

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

Re:	Registration Statement on Form S-3.

Ladies and Gentlemen:

We have acted as special legal counsel to Sarepta Therapeutics, Inc., an Oregon corporation (the “Company”), in connection with the registration of the offer and sale of up to 4,848,430 shares of its common stock, $0.0001 par value per share (the “Shares”), issuable upon the exercise of outstanding warrants (the “Warrants”) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2012 (Registration No. 333-180258) (as so filed and as amended, the “Registration Statement”), the base prospectus filed as part of such Registration Statement (the “Base Prospectus”) and a prospectus supplement dated September 18, 2012 filed with the Commission pursuant to Rule 424 (b) under the Act (together with the Base Prospectus, the “Prospectus”).

We have examined copies of the Registration Statement and the Prospectus. We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on and subject to the foregoing, we are of the opinion that:

The Shares have been duly authorized by the Company and, when issued and delivered by the Company upon the exercise of the Warrants, when sold, paid for and issued upon exercise of the Warrants in the manner contemplated by the Warrants, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the Oregon Business Corporation Act.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, dated September 18, 2012, and to the reference to our firm in the Prospectus under the heading “Legal Matters.”

Very truly yours,

White Summers Caffee & James, LLP

By:	/s/ William H. Caffee
William H. Caffee